                                                                   EXHIBIT 10.12

                                                          [Conformed As Amended]







                           REVOLVING CREDIT AGREEMENT

                                      among

                                GLOBALSTAR, L.P.,

                                 CERTAIN BANKS,

                                       and

                                 CHEMICAL BANK,

                             as Administrative Agent




                          Dated as of December 15, 1995

                          As Amended on March 25, 1996
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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


SECTION 1.  DEFINITIONS......................................................1

             1.1   Defined Terms.............................................1
             1.2   Other Definitional Provisions............................19

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................20

             2.1   Revolving Credit Commitments.............................20
             2.2   Commitment/Loan Support..................................20
             2.3   Procedure for Revolving Credit Borrowing.................23
             2.4   Repayment of Loans; Evidence of Debt.....................24
             2.5   Commitment Fees..........................................25
             2.6   Termination, Reduction or Increase of
                       Commitments..........................................25
             2.7   Prepayments..............................................26
             2.8   Conversion and Continuation Options......................28
             2.9   Minimum Amounts of Tranches..............................28
             2.10  Interest Rates and Payment Dates.........................29
             2.11  Computation of Interest and Fees.........................29
             2.12  Inability to Determine Interest Rate.....................30
             2.13  Pro Rata Treatment and Payments..........................30
             2.14  Illegality...............................................31
             2.15  Other Costs; Increased Costs.............................32
             2.16  Taxes....................................................34
             2.17  Indemnity................................................36
             2.18  Purpose..................................................36

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................36

             3.1   Financial Condition......................................36
             3.2   No Change................................................37
             3.3   Existence; Compliance with Law...........................37
             3.4   Power; Authorization; Enforceable Obligations............37
             3.5   No Legal Bar.............................................38
             3.6   No Material Litigation...................................38
             3.7   No Default...............................................38
             3.8   Ownership of Property; Liens.............................38
             3.9   Intellectual Property....................................39
             3.10  No Burdensome Restrictions...............................39
             3.11  Taxes....................................................39
             3.12  Federal Regulations......................................39
             3.13  ERISA....................................................40
             3.14  Investment Company Act; Other Regulations................40
             3.15  Subsidiaries.............................................40
             3.16  Environmental Matters....................................40
             3.17  Full Disclosure..........................................41
             3.18  Solvency.................................................41
             3.19  Security Interests; Guarantees...........................42


                                      (i)
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SECTION 4.  CONDITIONS PRECEDENT............................................42

             4.1  Conditions of Initial Loans...............................42
             4.2  Conditions to all Loans...................................45

SECTION 5.  AFFIRMATIVE COVENANTS...........................................46

             5.1  Financial Statements......................................46
             5.2  Certificates; Other Information...........................46
             5.3  Payment of Obligations....................................47
             5.4  Conduct of Business and Maintenance of Existence..........48
             5.5  Maintenance of Property; Insurance........................48
             5.6  Inspection of Property; Books and Records;
                       Discussions..........................................48
             5.7  Notices...................................................48
             5.8  Environmental Laws........................................49
             5.9  Additional Subsidiary Guarantors..........................50
             5.10  Material Terms of Other Agreements Being More
                       Restrictive..........................................50

SECTION 6.  NEGATIVE COVENANTS..............................................50

             6.1  Financial Condition Covenants.............................51
             6.2  Indebtedness..............................................51
             6.3  Limitation on Liens.......................................52
             6.4 Limitation on Contingent Obligations.......................53
             6.5  Limitation on Fundamental Changes.........................53
             6.6  Limitation on Restricted Payments.........................54
             6.7  Investments...............................................55
             6.8  Limitation on Optional Payments and
                       Modifications of Subordinated Debt and
                       Other Debt Instruments...............................55
             6.9  Affiliates................................................56
             6.10  Partnership Documents....................................56
             6.11  Restrictions on Subsidiaries.............................56
             6.12  Restrictive Agreements...................................57

SECTION 7.  ADDITIONAL NEGATIVE COVENANTS...................................57

             7.2  Financial Condition Covenants.............................57
             7.2  Sale and Leaseback........................................58
             7.3  Limitation on Changes in Fiscal Year......................58

SECTION 8.  EVENTS OF DEFAULT...............................................58


SECTION 9.  THE ADMINISTRATIVE AGENT........................................62

             9.1  Appointment...............................................62
             9.2  Delegation of Duties......................................62
             9.3  Exculpatory Provisions....................................62
             9.4  Reliance by the Administrative Agent......................63
             9.5  Notice of Default.........................................63
             9.6  Non-Reliance on the Administrative Agent and
                       Other Banks..........................................63
             9.7  Indemnification...........................................64
             9.8  The Administrative Agent in Its Individual
                       Capacity.............................................65


                                      (ii)
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             9.9  Successor Administrative Agent............................65

SECTION 10.  MISCELLANEOUS..................................................65

             10.1  Amendments and Waivers...................................65
             10.2  Notices..................................................66
             10.3  No Waiver; Cumulative Remedies...........................67
             10.4  Survival of Representations and Warranties...............68
             10.5  Payment of Expenses and Taxes............................68
             10.6  Successors and Assigns; Participations;
                       Purchasing Banks.....................................69
             10.7  Adjustments; Set-off.....................................72
             10.8 Severability..............................................73
             10.9  Counterparts.............................................73
             10.10  GOVERNING LAW...........................................73
             10.11  Submission To Jurisdiction; Waivers.....................73
             10.12  WAIVERS OF JURY TRIAL...................................74
             10.13  Integration.............................................74
             10.14  Confidentiality.........................................74








Schedules:

SCHEDULE I        -      Commitments and Commitment Percentages
SCHEDULE 5.5      -      Insurance
SCHEDULE 6.2      -      Committed Vendor Financing
SCHEDULE 6.9      -      Affiliate Transactions


                                     (iii)
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            REVOLVING CREDIT AGREEMENT dated as of December 15, 1995, as amended on March 25, 1996, among GLOBALSTAR, L.P., a Delaware limited partnership (the "Borrower"), the several financial institutions parties from time to time to this Agreement (collectively, the "Banks"; individually, a "Bank") and CHEMICAL BANK, a New York banking corporation ("Chemical"), as administrative agent for the Banks hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

            WHEREAS, the Borrower has requested the Banks to make revolving credit loans to the Borrower, the proceeds of which will be used to finance (i) the buildout of a global satellite communications system by the Borrower, (ii) interest payments when due on the Loans made pursuant to this Agreement and
(iii) working capital needs; and

            WHEREAS, the Banks are willing to make such Loans to the Borrower upon the terms and subject to the conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

            SECTION 1.  DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New
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York (which rate will, under the current practices of the Board, be published in
Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "CD Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "CD Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD
Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Reserve Percentage, the CD Assessment Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Reserve Percentage, the CD Assessment Rate or the Federal Funds Effective Rate, respectively.

            "Acceptable Letter of Credit": a letter of credit, substantially in the form of Exhibit G hereto, which satisfies the following conditions: (A) such letter of credit supports a fixed amount of principal of the Loans plus up to 120 days of


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accrued interest on such principal amount calculated at a rate equal to 8% per annum and based on an assumed year of 360 days, (B) such letter of credit is issued by a bank which has an unsecured senior long-term debt rating of at least A from S&P and A2 from Moody's, (C) the issuer of such letter of credit is approved by the Majority Banks at the time of issuance, which approval shall not be unreasonably withheld, (D) such letter of credit is issued for the account of one or more Partners, (E) such letter of credit is issued in favor of the Administrative Agent for the benefit of the Banks and (F) at the time of its delivery to the Administrative Agent (i) such letter of credit is accompanied by legal opinions, resolutions and comparable documents with respect to such letter of credit and the issuer thereof requested by the Administrative Agent and (ii) the Applicable Partner delivers to the Administrative Agent a Partner Cash Collateral Agreement, legal opinions, resolutions, financing statements and comparable documents with respect to such Applicable Partner and Partner Cash Collateral Agreement. A letter of credit shall not be an Acceptable Letter of Credit during any time that the condition set forth in clause (B) of the preceding sentence is not satisfied.

            "Additional Buildout Indebtedness": Indebtedness (including senior and subordinated debt securities and bank financing) of the Borrower or any of its Wholly-Owned Subsidiaries that is a Guarantor incurred or issued to finance the buildout of the Satellite Project and related costs which satisfies the following criteria:

                  (i) none of such Indebtedness will mature (by scheduled payment or mandatory payment or prepayment) prior to the Termination Date; and

                  (ii) such Indebtedness bears interest at a market rate of interest.

            Additional Buildout Indebtedness shall not include the vendor financing permitted under Sections 6.2(f) and (g). The Borrower shall designate Indebtedness as Additional Buildout Indebtedness at the time it is created or incurred.

            "Affiliate": with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" any other Person which possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Agreement": this Revolving Credit Agreement, as amended, supplemented or modified from time to time.


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            "Applicable Margin": with respect to each day for each Eurodollar
Loan, the rate of 0.625%.

            "Applicable Partner": with respect to (i) a Letter of Credit, the Partner Guarantor for whose account such Letter of Credit is issued and (ii) a Partner Collateral Account, the Partner Guarantor for whose separate account such Partner Collateral Account is established.

            "Arranger": Chemical Securities Inc. in its capacity as arranger of the Commitments.

            "Available Commitment": as to any Bank, at a particular time, an amount equal to such Bank's Commitment Percentage of the excess, if any, of (a) the aggregate Commitments at such time over (b) the aggregate outstanding principal amount of the Loans at such time; collectively, as to all the Banks, the "Available Commitments".

            "Borrowing Date": any day specified by the Borrower in a notice pursuant to Section 2.3 as a date on which the Borrower requests the Banks to make Loans hereunder.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit of any Bank or any domestic commercial bank having capital and surplus in excess of $500,000,000 the holding company of which has a commercial paper rating meeting the requirements specified in clause (iv) below having maturities of not more than twelve months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any Bank or bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within twelve months after the date of acquisition, (v) tax exempt obligations rated at least A2 or the equivalent thereof by Moody's and A or the equivalent thereof by S&P, (vi) money market mutual funds, and (vii) commercial paper (other than commercial paper referred to in the preceding clause (iv)) rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's in an aggregate principal amount not in excess of 25% of the liquid assets of the Borrower and its consolidated Subsidiaries and in either case maturing within twelve months after the date of acquisition.

            "Change of Control":


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                  (i) the sale, lease or transfer, in one transaction or a
series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries;

                  (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower or of one or more Subsidiaries which in the aggregate represent more than 50% of the total assets of the Borrower and its Subsidiaries;

                  (iii) the failure of Loral Space & Communications Ltd. to own at least 70% of the equity interests in the Borrower that it owned, directly or indirectly, as of the date the Tender Offer (as defined in the Lockheed Martin Credit Agreement) is consummated, free and clear of Liens and other encumbrances; or

                  (iv) the first day on which Loral Space & Communications Ltd. fails to be, or, directly or indirectly, fails solely to control, the sole managing general partner of the Borrower.

            "Closing Date": December 15, 1995.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all assets and property, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Collateral Cash Equivalents": Cash Equivalents having a maturity of one year or less at the time of acquisition.

            "Commitment": as to any Bank, its obligation to make Loans to the Borrower in an aggregate principal amount not to exceed at any one time outstanding the amount set forth opposite such Bank's name in Schedule I hereto, as such amount may be reduced or increased from time to time as provided herein; collectively, as to all the Banks, the "Commitments".

            "Commitment Fee Rate": the rate of 0.25% per annum.

            "Commitment Increase Supplement:" a Commitment Increase Supplement, substantially in the form of Exhibit D-2.

            "Commitment Percentage": as to any Bank, the percentage of the aggregate Commitments constituted by such Bank's Commitment.

            "Commitment Period": the period from and including the date hereof to but not including the Termination Date.

            "Commitment Transfer Supplement": a Commitment Transfer Supplement, substantially in the form of Exhibit D-1.


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            "Commonly Controlled Entity": an entity, whether or not
incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Consolidated EBITDA": with respect to the Borrower and its Subsidiaries for any period, the sum of the Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, the sum of (i) income tax expense, (ii) interest expense (exclusive of interest income), (iii) depreciation and amortization expense and any other non-cash charges, and (iv) any extraordinary losses (minus extraordinary gains), all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Fixed Charges": for any period, the sum of:

            (a) Consolidated Cash Interest Expense;

            (b) Required amortization of Indebtedness, determined on a consolidated basis in accordance with GAAP, for the period involved and discount or premium relating to any such Indebtedness for any period involved, whether expensed or capitalized; and

            (c) Consolidated Lease Expense, determined without duplication of items included in Consolidated Cash Interest Expense, in each case of the Borrower and its Subsidiaries.

            "Consolidated Cash Interest Expense": for any period the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP, excluding any such interest which is paid-in-kind or accreted and not paid in cash.

            "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

            "Consolidated Net Income": for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP.

            "Consolidated Net Worth": at a particular date, all amounts which would be included under partners' equity on a consolidated balance sheet of the Borrower and its Subsidiaries


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
determined on a consolidated basis in accordance with GAAP as at such date.

            "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations quantified in accordance with the last sentence of this definition (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the amount reasonably anticipated to be payable by the Borrower in respect of such Contingent Obligation as determined by the Borrower in good faith.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied, provided, however, that Section 6.1 shall not be the basis for a Default prior to the Release Date.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Domestic Lending Office": initially, the office of each Bank designated as such in Schedule I; thereafter, such other office of such Bank, if any, located within the United States which shall be making or maintaining ABR Loans.

            "Downgraded Letter of Credit": a Letter of Credit, the issuer of which no longer meets the minimum unsecured senior long-term debt rating set forth in clause (B) of the definition of Acceptable Letter of Credit.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

            "Equity Interests": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all partnership interests (general or limited) of a partnership, any and all equivalent ownership interests in a Person (other than a corporation or partnership) and any and all warrants or options to purchase any of the foregoing.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Cash Collateral": as defined in Section 2.7(c).

            "Eurodollar Cash Collateral Account": as defined in Section 2.7(c).

            "Eurodollar Business Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

            "Eurodollar Lending Office": initially, the office of each Bank designated as such in Schedule I; thereafter, such other office of such Bank, if any, which shall be making or maintaining Eurodollar Loans.

            "Eurodollar Loans": Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each Eurodollar Loan during a specified Interest Period, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period, commencing on the first day of such Interest Period, appearing on Page 3750 of the Telerate Service as of 11:00 A.M., London time, two Eurodollar Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the rate


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
per annum equal to the rate at which Chemical is offered Dollar deposits at or about 11:00 A.M., New York City time, two Eurodollar Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period, for a period equal to such Interest Period, and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

            "Event of Default": any of the events specified in Section 8; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

            "Exchange Act": the Securities and Exchange Act of 1934, as amended.

            "Excluded Employee Loans": loans or advances to directors, officers or employees of the Borrower or any Wholly Owned Subsidiary the principal amount of which, when added to the principal amount of existing such loans or advances, would not exceed $1,000,000.

            Expiring Letter of Credit": an Acceptable Letter of Credit, the issuer of which has not notified the Administrative Agent at least 60 days prior to the then scheduled expiration date that such Acceptable Letter of Credit will be renewed.

            "Feeder Link Licenses": the authorizations granted or to be granted by the Federal Communications Commission to the Borrower for feeder links (frequencies used for links between the gateways and the satellites) to be used in the Satellite Project.

            "Financing Lease": (a) any lease of property, real or personal, the then present value of the minimum rental commitment thereunder of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and
(b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of the Borrower and its Subsidiaries.

            "Foreign Subsidiary": any Subsidiary organized or incorporated outside the United States.

            "Funded Debt": of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person (i) for borrowed money or (ii) for the deferred purchase price of property or services (excluding trade payables in the ordinary course of business) or (iii) which is evidenced by a note, bond, debenture or similar instrument, and (b) the capitalized portion of obligations under Financing Leases.

            "GAAP": generally accepted accounting principles in the United States of America in effect on the date hereof,


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
provided that for purposes of preparation of the financial statements to be delivered pursuant to Section 5.1, "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee Release": the release by the Administrative Agent and the Banks of the Guarantees, including the return to each Applicable Partner of all Letters of Credit issued for its account and its Partner Cash Collateral and the termination of the Partner Cash Collateral Agreements.

            "Guaranteed Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Banks (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or the Notes, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Borrower or pursuant to the terms of this Agreement).

            "Guarantees": the collective reference to the Partner Guarantees and the Subsidiary Guarantees.

            "Guarantor": any Person delivering a Guarantee pursuant to this Agreement.

            "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, and petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

            "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) Funded Debt, (b) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person and (c) all indebtedness or other liabilities (excluding taxes and assessments) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Insolvency" or "Insolvent": at any particular time, the condition that a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Intellectual Property": as defined in Section 3.9.

            "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December and the Termination Date and (b) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

            "Interest Period": with respect to any Eurodollar Loan:

                        (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                        (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period would otherwise end on a day that is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

                  (c) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (d) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "Investment": any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures, ownership interests or other securities of, or other investment in, any Person.

            "Letter of Credit": any Acceptable Letter of Credit or Downgraded Letter of Credit.

            "Leverage Ratio": on the last day of any fiscal quarter, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": as defined in Section 2.1.

            "Loan Documents": this Agreement, the Notes and, prior to the Release Date, the Guarantees and the Partner Cash Collateral Agreements.

            "Loan Parties": the Borrower and, prior to the Release Date, (i) each Subsidiary of the Borrower which is a party to a Loan Document, (ii) from the Closing Date through the date on which the Original Loral Guarantee is released, Loral, and, thereafter, Lockheed Martin and (iii) the other Partner Guarantors.

            "Lockheed Martin": Lockheed Martin Corporation, a Maryland corporation.

            "Lockheed Martin Credit Agreement": the Revolving Credit Agreement (Five Year) to be dated as of a date in April 1996, and substantially in the form delivered to the Banks on March 25, 1996, among Lockheed Martin, LAC Acquisition Corporation, as guarantor thereunder, the several financial institutions parties from time to time thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent, and Bank of

America National Trust and Savings Association, as Administrative Agent, as amended, modified and supplemented from time to time in accordance with the terms thereof but without giving effect to any cancellation or termination thereof.

            "Lockheed Martin Guarantee": the Guarantee to be executed and delivered by Lockheed Martin, substantially in the form of Exhibit A to the First Amendment dated as of March 25, 1996 to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Loral": Loral Corporation, a New York corporation.

            "Majority Banks": at any date, Banks whose Commitments aggregate not less than 66-2/3% of the total Commitments or, if the Commitments have been terminated, of the outstanding Loans.

            "Managing General Partner": Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership.

            "Material Adverse Effect": a material adverse effect on (a) the Satellite Project, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole and the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Loan Documents or (c) the validity or enforceability of any of the Loan Documents or the material rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

            "Moody's": Moody's Investors Service, Inc.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) the gross cash proceeds received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received), net of (i) attorneys' fees, accountants' fees, investment banking fees, transfer taxes, deed or mortgage recording taxes, required debt payments of debt secured by the applicable asset (other than pursuant hereto) or required to be paid in connection with such sale, transfer or disposition and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof (including taxes estimated by the Borrower to be payable as a result thereof), from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any Person of any asset or assets of the Borrower or any Subsidiary, and (b) the gross cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary of any Indebtedness, net of all taxes (including taxes estimated by the Borrower to be payable as a result thereof or as a result of such transactions) and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale.

            "Notes": as defined in Section 2.4.

            "Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Banks (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

            "Original Loral Guarantee": the guarantee executed and delivered by Loral, substantially in the form of Exhibit E, dated as of December 15, 1995.

            "Participants": as defined in Section 10.6(b).

            "Partner": each general or limited partner in the Borrower from time to time.

            "Partner Cash Collateral": cash and/or Collateral Cash Equivalents, held in a Partner Collateral Account derived from a drawing upon a Letter of Credit issued for the account of a Partner Guarantor. Partner Cash Collateral constitutes assets of the Applicable Partner that are pledged to secure the Obligations pursuant to a Partner Cash Collateral Agreement.

            "Partner Cash Collateral Agreement": each cash collateral agreement executed and delivered by a Partner Guarantor in favor of the Administrative Agent with respect to its Partner Collateral Account and Partner Cash Collateral, such agreement to be satisfactory in form and substance to the Administrative Agent in its sole discretion.

            "Partner Collateral Account": a pledged collateral account established at the principal office of the Person acting as Administrative Agent by an Applicable Partner in the name of the Administrative Agent and subject to the sole dominion and control of the Administrative Agent. A separate Partner Collateral Account will be established for each Partner Guarantor other than Loral Space & Communications Ltd. at the time an Acceptable Letter of Credit is delivered for the account of such Partner Guarantor. The proceeds of each drawing under a Letter of Credit issued for the account of such Applicable Partner shall be deposited in such Partner Collateral Account.

            "Partner Guarantee": in the case of Loral Space & Communications Ltd., the Lockheed Martin Guarantee; and in the case of any other Partner Guarantor, a Letter of Credit and, upon a drawing by the Administrative Agent under such Letter of Credit, Partner Cash Collateral.

            "Partner Guarantor": Loral Space & Communications Ltd. and any partner that owns, directly or indirectly, an interest in the Borrower.

            "Partner Guarantor Fee Arrangement": an arrangement to be entered into among the Borrower, the Partner Guarantor(s) (or their Affiliates), Loral and/or another Partner and certain other parties pursuant to which the Borrower agrees to:

            (i) issue warrants to purchase partnership interests of the Borrower; and

            (ii) pay to the Partner Guarantor(s) (or their Affiliates) a quarterly fee equal to a percentage per annum of the amount of the Loans outstanding, the payment of which shall be deferred on a subordinated basis until after the Termination Date, at which time, the fee, together with interest thereon shall be paid upon an amortization schedule to be determined.

      Notwithstanding the foregoing, in lieu of paying the fees described in clause (ii) above, the Borrower may issue its subordinated notes in an amount equal to the fees otherwise payable, including without limitation deferral of interest, providing payment terms as described in clause (ii) above. The terms of the subordination referred to in clause (ii) above and of such subordinated notes shall be satisfactory to the Administrative Agent.

            "Partnership Agreement": the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P. dated as of December 31, 1994 among the Partners, as amended, modified or supplemented from time to time in accordance with Section 6.10.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Preferred Equity Interests": any Equity Interests of the Borrower that are preferred or senior in right of payment to any other Equity Interests of the Borrower and which have the following characteristics:

            (d) such Equity Interests are not mandatorily redeemable or redeemable at the option of the holder thereof prior to 90 days after the Termination Date;

            (e) dividends thereon are payable no more frequently than quarterly;

            (f) the dividend rate thereon is a market rate at the time of issuance; and

            (g) such Equity Interests have other terms satisfactory to the Administrative Agent (the Banks hereby acknowledging that the terms of the Preferred Equity Interests to be issued by the Borrower to Globalstar Telecommunications, Ltd. ("GTL") in connection with the issuance by GTL of its $300,000,000 __% Convertible Preferred Equivalent Obligation due 2006 are satisfactory).

            "Properties": as defined in Section 3.16.

            "Purchasing Banks": as defined in Section 10.6(c).

            "Qualified Equity Interests:" Equity Interests in the Borrower which are not mandatorily redeemable and which do not require any mandatory payments or distributions with respect thereto.

            "Rating": the senior unsecured debt rating of the Borrower (or its status as unrated) from time to time in effect from S&P or Moody's, as the case may be.

            "Register": as defined in Section 10.6(d).

            "Release Date": the date on which the Release Date Conditions Precedent are satisfied and the Guarantee Release occurs.

            "Release Date Conditions Precedent": the Guarantees shall be released by the Administrative Agent and the Banks upon the satisfaction of the following conditions precedent and only upon receipt by the Administrative Agent of a certificate from a Responsible Officer of the Borrower certifying that: (i) the Borrower's senior unsecured debt rating (without consideration of any third-party credit support) from (A) S&P is at least BBB- or (B) Moody's is at least Baa3, (ii) (A) the Obligations (and, if applicable, the obligations of a Subsidiary under any guarantee referred to in clause (B) below) are secured on at least a pari passu and equal and ratable basis by the collateral securing all outstanding Additional Buildout Indebtedness and (B) insofar as any of such outstanding Additional Buildout Indebtedness is owed by or guaranteed by a Subsidiary of the Borrower, such Subsidiary has guaranteed payment of the Obligations, in all cases under the preceding clauses (A) and (B) on terms and conditions relating to such collateral and guarantees (including intercreditor arrangements) satisfactory to the Required Banks, (iii) no Default or Event of Default has occurred and is continuing or would exist after giving effect to the Guarantee Release and (iv) all representations and warranties set forth in
Section 3, when made on the Release Date and after giving effect to the Guarantee Release, shall be true and correct. On and after the Release Date the Borrower shall not be required to deliver the Lockheed Martin Guarantee, any Acceptable Letter of Credit or any Subsidiary Guarantee.

            "Reorganization": at any particular time, the condition that a Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or
 .20 of PBGC Reg. Section 2615.

            "Required Banks": at any date, Banks whose Commitments aggregate not less than 51% of the total Commitments or, if the Commitments have been terminated, of the outstanding Loans.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": an officer of the Managing General Partner of the Borrower.

            "Restricted Payments": as defined in Section 6.6.

            "S&P": Standard & Poor's Ratings Group.

            "Satellite Project": the building, launching and operation by the Borrower of a worldwide, low-earth orbit satellite based digital telecommunications system which will provide wireless voice telephony and other services.

            "Security Documents": the collective reference to all assignments, cash collateral agreements, security agreements, mortgages, deeds of trust, pledge agreements, guarantees and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to directly or indirectly secure any Additional Buildout Indebtedness of the Borrower or to secure any guarantee of any such obligations and liabilities.

            "Service Provider Agreements": the Founding Service Provider Agreements dated as of January 1, 1995, between the Borrower and each of AirTouch Satellite Services, Finmeccanica S.p.A., Hyundai/DACOM, Loral/DASA Globalstar, L.P., Loral Globalstar, L.P., TE.SA.M. and Vodastar Limited and any agreements which the Borrower may enter into in the future with a service provider to provide voice, fax, data, messaging, paging, geolocation, information or other services using the Borrower's satellite constellation.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA but which is not a Multiemployer Plan.

            "Subordinated Debt": any unsecured Indebtedness of the Borrower, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or mandatory prepayment or otherwise) prior to the date which is 90 days after the Termination Date, and the payment of principal of and interest on which, and the payment of any other obligations of the Borrower to the holders of such Subordinated Debt, are subordinated to the prior payment in full of the Obligations (including, without limitation, obligations in respect of post-petition interest, whether or not allowed) on terms satisfactory to the Administrative Agent.

            "Subsidiary": as to any Person, a corporation, partnership or other entity (a) of which Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such

Person and (b) which is consolidated on such Person's financial statements. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Guarantee": the Guarantees to be executed and delivered by each Subsidiary (other than Foreign Subsidiaries) of the Borrower existing on the date hereof, if any, or created or acquired after the date hereof, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiary Guarantor": each Subsidiary that is a guarantor of the Obligations pursuant to a Subsidiary Guarantee, provided that from and after the Release Date "Subsidiary Guarantor" shall mean (i) each Subsidiary that is an obligor, whether as borrower, issuer, guarantor or otherwise, of outstanding Additional Buildout Indebtedness and has guaranteed payment of the Obligations in a form substantially equivalent to the Subsidiary Guarantee and (ii) each Subsidiary which is not an obligor, whether as borrower, issuer, guarantor or otherwise, of outstanding Additional Buildout Indebtedness. A Subsidiary may be a Subsidiary Guarantor under the preceding clause (ii) notwithstanding that it has not guaranteed payment of the Obligations.

            "Termination Date": the fifth anniversary of the Closing Date or such earlier date as the Commitments shall terminate as provided herein, provided, however, that if the Borrower does not comply with Section 6.1(a) then the Termination Date shall automatically be moved forward to June 30, 2000 unless the Commitments shall terminate earlier as provided herein.

            "Tranche": the reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Transfer Effective Date": as defined in each Commitment Transfer Supplement.

            "Transferees": as defined in Section 10.6(f).

            "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "Wholly Owned Subsidiary": any Subsidiary of the Borrower to the extent at least 99% of the Equity Interests of such Subsidiary, other than directors' or nominees' qualifying shares, are owned directly or indirectly by the Borrower.

            1.2 Other Definitional Provisions.

            (a) Unless otherwise specified herein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any other Loan Document certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in the Notes, the other Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section , Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans (the "Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Bank's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.3 and 2.8; provided, that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

            2.2 Commitment/Loan Support. (a) Payment of all of the Guaranteed Obligations shall be, prior to the Release Date, supported by the Lockheed Martin Guarantee or, in lieu thereof, by Acceptable Letters of Credit (and, after a drawing on an Acceptable Letter of Credit or Downgraded Letter of Credit, by Partner Cash Collateral), provided that (a) no more than 60% of the Guaranteed Obligations shall be supported at any time by Partner Guarantees (other than the Lockheed Martin Guarantee) and (b) no less than 40% of the Guaranteed Obligations shall be supported at any time by the Lockheed Martin Guarantee. In addition, at all times prior to the Release Date, payment of all of the Guaranteed Obligations will be supported by the Subsidiary

Guarantee executed by each domestic Subsidiary in existence prior to the Release Date.

            (b) Subject to the provisions of paragraph (a) above and the other provisions of this Section 2.2, the maximum liability of Lockheed Martin under the Lockheed Martin Guarantee in respect of principal of and interest on the Loans shall be reduced by the available amount (i.e., at any time, the amount that may be drawn under each Letter of Credit at such time and, if a drawing has been made by the Administrative Agent under such Letter of Credit, the sum of the amount of principal of the Loans in respect of which such drawing was made plus the amount of unpaid accrued interest on such principal amount at such time deposited in a Partner Collateral Account) of each Acceptable Letter of Credit (and, if such Acceptable Letter of Credit becomes a Downgraded Letter of Credit, such Downgraded Letter of Credit) delivered to the Administrative Agent by another Partner Guarantor. In the event that (i) any Partner Guarantor shall be insolvent or bankrupt or any of the events of the type described in clause (vi) of paragraph (a) of Section 8 shall occur with respect to such Partner Guarantor and (ii) such Partner Guarantor has delivered any Partner Cash Collateral pursuant to a drawing by the Administrative Agent under a Letter of Credit issued for the account of such Partner Guarantor, then upon the occurrence of any of the events described in clause (i) the maximum liability of Lockheed Martin under the Lockheed Martin Guarantee shall be increased by an amount equal to the aggregate amount of the drawing made by the Administrative Agent under such Letter of Credit.

            (c) Upon the termination or expiration of the Commitments or acceleration of the Loans under Section 8 or maturity of the Loans on the Termination Date, the Administrative Agent shall use reasonable efforts to call on the Partner Guarantees, whether by notice or demand in the case of the Lockheed Martin Guarantee, or, in the case of a Letter of Credit, by drawing thereunder in conformity with the terms and conditions thereof, or, in the case of Partner Cash Collateral, by withdrawal from the applicable Partner Collateral Account (unless the Administrative Agent is prohibited from doing so because such Partner is the subject of insolvency proceedings) (x) at approximately the same time, to the extent practical and to the extent permitted by law, provided that the failure to so call or draw at approximately the same time shall not affect the obligations of the Loan Parties (including Lockheed Martin) under the Loan Documents or of any issuer of a Letter of Credit thereunder or of any other Partner Guarantor with respect to its Partner Cash Collateral, and (y) to the extent practical and to the extent permitted by law, on a pro rata basis based on the respective principal amounts of the Loans supported by each such Guarantee (which, in the case of Partner Cash Collateral, shall be the principal amount of the Loans supported by the Letter of Credit which funded such Partner Cash Collateral), provided that this clause (y) shall not apply to calls made on the Lockheed

Martin Guarantee for amounts in respect of which the other Partner Guarantees are inapplicable, and provided that the failure to so call or draw on a pro rata basis shall not affect the obligations of the Loan Parties (including Lockheed Martin) under the Loan Documents or of any issuer of an Acceptable Letter of Credit thereunder. The preceding sentence shall not apply with respect to drawings made pursuant to paragraphs (d) and (e) below.

            (d) Unless any Expiring Letter of Credit is replaced by the Applicable Partner with one or more Acceptable Letters of Credit with an equal aggregate stated amount at least 30 days prior to the then scheduled expiration date thereof, the Administrative Agent shall use reasonable efforts to draw upon such Expiring Letter of Credit. All proceeds thereof shall be deposited to a Partner Collateral Account established for the Applicable Partner.

            (e) The Administrative Agent shall use reasonable efforts to draw the full amount of each Downgraded Letter of Credit promptly following its actual knowledge that an Acceptable Letter of Credit has become a Downgraded Letter of Credit unless such Downgraded Letter of Credit is replaced by the Applicable Partner prior to such draw with one or more Acceptable Letters of Credit with an equal aggregate stated amount; provided that the Administrative Agent shall not draw on such Downgraded Letter of Credit during the 45 day period after it obtains such knowledge (unless Obligations are otherwise due) if the Borrower or the Applicable Partner notifies the Administrative Agent that it is attempting to provide replacement Acceptable Letters of Credit (unless such Letter of Credit will expire within 30 days). All proceeds of any such drawing shall be deposited to a Partner Collateral Account established for the Applicable Partner. If (i) the issuer of such Downgraded Letter of Credit is insolvent or bankrupt or any of the events described in clause (vi) of paragraph
(a) of Section 8 shall occur with respect to such issuer, (ii) such issuer fails to honor such drawing, (iii) the Administrative Agent is prevented by applicable law from making such a drawing or (iv) amounts drawn under such Downgraded Letter of Credit are required to be restored or returned by the Administrative Agent or any Bank as a result of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the issuer of such Downgraded Letter of Credit or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such issuer or any substantial part of its property, or otherwise, then the maximum liability of Lockheed Martin under the Lockheed Martin Guarantee shall be increased by an amount equal to the stated amount of such Downgraded Letter of Credit.

            (f) All amounts, if any, credited to the Partner Collateral Accounts shall be invested by the Administrative Agent in Collateral Cash Equivalents (all such investments to be made in the name of the Administrative Agent) as directed by the

Applicable Partner unless a Default or Event of Default has occurred and is continuing. Unless a Default or an Event of Default has occurred and is continuing, the Administrative Agent is authorized to:

                  (i) release net earnings on such investments, if any, quarterly on the last day of each March, June, September and December, provided that the Administrative Agent shall not release any earnings at any time unless the balance of the Partner Cash Collateral remaining in such Partner Collateral Account after giving effect to such release is at least equal to the proceeds of the Administrative Agent's drawing(s) under the Letters of Credit delivered to it for the account of the Applicable Partner;

                  (ii) release all Partner Cash Collateral to the Applicable Partner upon delivery of one or more Acceptable Letters of Credit with an equal aggregate stated amount to that of the Letters of Credit drawn upon by the Administrative Agent to fund the related Partner Collateral Account;

                  (iii) release all Partner Cash Collateral to the Applicable Partner upon the Guarantee Release; and

                  (iv) release the applicable Partner Cash Collateral to Lockheed Martin (to the extent permitted by applicable law and applicable Contractual Obligations) upon increase of liability of Lockheed Martin under the Lockheed Martin Guarantee in accordance with this Section 2.2.

The Administrative Agent shall not be liable for any losses or decreases in value with respect to the Partner Cash Collateral, other than those occurring as a result of its gross negligence or willful misconduct.

             2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Eurodollar Business Day, if all or any part of the requested Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise; provided, that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time,
(a) with respect to any of the requested Loans that are to be initially Eurodollar Loans, three Eurodollar Business Days prior to the requested Borrowing Date or (b) with respect to any of the requested Loans that are to be initially ABR Loans, on the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to $10,000,000 or a whole multiple of

$1,000,000 in excess thereof or in the remaining amount of the Available Commitments. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent's crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

             2.4 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Bank the then unpaid principal amount of each Loan of the Borrower on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 2.6, 2.7 or 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.10.

            (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from each Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Bank's share thereof.

            (d) The entries made in the Register and the accounts of each Bank maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be conclusive evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Bank in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon the request to the Administrative Agent by any Bank, the Borrower will execute and deliver to such Bank a promissory note of the Borrower evidencing the Loans of such Bank, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

             2.5 Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee for the period from and including the Closing Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Bank during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

             2.6 Termination, Reduction or Increase of Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which shall give prompt notice thereof to the Banks), to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments or prepayments of the Loans made on the effective date thereof, the aggregate principal amount of the Loans then outstanding would exceed the aggregate Commitments then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

            (b) The Commitments shall be automatically reduced in the following amounts at the following times by an amount equal to:

                  (i) 100% of the Net Cash Proceeds of the issuance or incurrence of Additional Buildout Indebtedness after the Closing Date, except for the proceeds of not more than $950,000,000 (or such higher amount as may be approved by the Required Banks) in the aggregate of Additional Buildout Indebtedness, net of interest accretion on non-cash pay issuances and escrowed interest on overfunded issuances related to such Additional Buildout Indebtedness; and

                  (ii) 100% of the Net Cash Proceeds of any sale or other disposition by the Borrower or any of its Subsidiaries of any assets except for sales and dispositions permitted by Section 6.5(b).

            (c) Upon the request of the Borrower to the Administrative Agent and the Banks, the Commitments hereunder may be increased by not more than $150,000,000 or such lesser amount as may be agreed upon by the parties as referred to below; provided that (i) each Bank whose Commitment is increased consents, (ii) the Required Banks consent, (iii) such increases are supported by either the Lockheed Martin Guarantee or by Acceptable Letters of Credit or by other guarantees, collateral or credit support satisfactory to the Required Banks and (iv) if the Commitments would exceed $250,000,000 after giving effect to such increase, Lockheed, Martin consents to such increase.

            (d) In the event of such a requested increase in the Commitments,
(i) each of the Banks shall be given the opportunity to participate in the increased Commitments ratably in the proportions that their respective Commitments bear to the aggregate Commitments, and (ii) to the extent that the Banks do not elect so to participate in such increased Commitments after being afforded an opportunity to do so, then the Borrower shall consult with the Administrative Agent as to the number, identity and requested Commitments of additional financial institutions which the Borrower may upon the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) invite to participate in the Commitments.

            (e) In the event that the Borrower and one or more of the Banks (or other financial institutions which may elect to participate) shall agree, in accordance with Section 2.6(c), upon such an increase in the aggregate Commitments, the Borrower, the Administrative Agent and the financial institution in question shall enter into a Commitment Increase Supplement setting forth the amounts of the increase in Commitments and providing that the additional financial institutions participating shall be deemed to be included as Banks for all purposes of this Agreement. Upon the execution and delivery of such Commitment Increase Supplement as provided above, and upon satisfaction of such other conditions as the Administrative Agent may specify (including the delivery of certificates and legal opinions on behalf of the Borrower relating to the amendment and, if applicable, new Notes), this Agreement shall be deemed to be amended accordingly.

            (f) No Bank shall have any obligation to increase its Commitment in the event of such a request by the Borrower hereunder.

             2.7 Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent in the case of ABR Loans and at least three Eurodollar Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each prepayment of Eurodollar Loans shall be subject to compliance with the provisions of Sections 2.9 and 2.17.

            (b) If at any time the principal amount of Loans then outstanding shall exceed the Commitments, the Borrower shall immediately prepay or at its option cash collateralize the Loans as provided in Section 2.7(c) in an amount equal to such excess. Amounts payable pursuant to this Section 2.7(b) shall be applied, first, to prepay any ABR Loans then outstanding and second, to prepay or cash collateralize (at the Borrower's option) any Eurodollar Loans then outstanding (provided, that any Eurodollar Loans so cash collateralized shall be prepaid no later than the last day of the respective Interest Periods therefor). Each prepayment pursuant to this Section 2.7(b) shall be accompanied by accrued interest on the amount prepaid and any amounts payable pursuant to Section 2.17.

            (c) The Borrower shall cash collateralize Eurodollar Loans pursuant to Section 2.7(b) by depositing in an account with the Administrative Agent (the "Eurodollar Cash Collateral Account"), to be established and maintained pursuant to such terms and conditions as shall be specified by the Administrative Agent in its discretion, an amount determined pursuant to the second sentence of
Section 2.7(b). Such deposited monies shall be held by the Administrative Agent as cash collateral (the "Eurodollar Cash Collateral") for the outstanding Eurodollar Loans on a pro rata basis; provided, that if any ABR Loans shall be made while there is Eurodollar Cash Collateral on deposit in the Eurodollar Cash Collateral Account, the Administrative Agent shall apply such Eurodollar Cash Collateral to the immediate prepayment of such ABR Loans and only the Eurodollar Cash Collateral remaining after such prepayment, if any, shall be retained in the Eurodollar Cash Collateral Account. The Eurodollar Cash Collateral Account and the Eurodollar Cash Collateral shall be subject to the sole dominion and control of the Administrative Agent and, except as set forth above, the Eurodollar Cash Collateral shall be retained in the Eurodollar Cash Collateral Account and applied to the repayment of Eurodollar Loans on the last day of the respective Interest Periods therefor, with the Borrower being obligated to repay the balance of such Eurodollar Loans in the event the Eurodollar Cash Collateral is insufficient therefor. Any amounts remaining in the Eurodollar Cash Collateral Account after repayment of such Eurodollar Loans will be released to the Borrower provided no Default or Event of Default exists. The Administrative Agent shall invest the Eurodollar Cash Collateral in Cash Equivalents, and shall pay over to the Borrower any interest earned on such investments quarterly on the last day of each March, June, September and December; provided, that no Default or Event of Default shall have occurred and be continuing (in which case such interest shall be retained as Eurodollar Cash Collateral). The Administrative Agent shall not be liable for any losses or decreases in value with respect to the Eurodollar Cash Collateral, other than those occurring as a result of its gross negligence or willful misconduct.

             2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election; provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Eurodollar Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided, that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default (upon notice from the Administrative Agent, on behalf of the Required Banks, except such notice shall not be required in the case of the Event of Default described in clause (a)(vi) of Section 8) has occurred and is continuing, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.9 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

            (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower's giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no Eurodollar Loan may be continued as such (i) when any Event of Default (upon notice from the Administrative Agent, on behalf of the Required Banks, except such notice shall not be required in the case of an Event of Default described in clause (a)(vi) of Section 8) has occurred and is continuing, (ii) if, after giving effect thereto, Section 2.9 would be contravened or (iii) after the date that is one month prior to the Termination Date; provided further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

             2.9 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto (a) the aggregate principal amount of the Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) there shall be no more than ten different Tranches outstanding at any one time.

             2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.

            (c) If all or a portion of (i) the principal amount of any Loan,
(ii) any interest payable thereon or (iii) any fee or other amount payable pursuant to this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (y) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.10 plus 2% or (z) in the case of overdue interest (to the extent permitted by applicable law), fees or other amounts, the rate described in paragraph (b) of this Section 2.10 plus 2%, in each case from the date of such non-payment until such amount is paid in full (whether before or, to the extent permitted by applicable law, after judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this Section
2.10 shall be payable on demand, or, in the absence of demand, weekly on Friday of each week.

             2.11 Computation of Interest and Fees. (a) Interest on Loans and fees (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; provided, that interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- or 366- (as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify in writing the Borrower and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify in writing the Borrower and the Banks of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or a Bank, deliver to the Borrower or such Bank, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.10(a).

            2.12 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Required Banks that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified in writing by such Banks) of making or maintaining their affected Eurodollar Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice (confirmed in writing) thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. The Administrative Agent shall promptly notify the Borrower at such time as the conditions set forth in (a) and (b) above are no longer in effect, and until such notice has been delivered by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

             2.13 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Banks of Loans, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks except to the extent any other provision of this Agreement provides for non pro rata payments. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Banks, at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

            (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount that would constitute its portion of the borrowing to be made on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Bank's portion of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's portion of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this Section 2.13(b) shall be conclusive in the absence of manifest error. If such Bank's portion of such borrowing is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower. If the Borrower returns to the Administrative Agent any amount with interest thereon as described in the immediately preceding sentence, such Bank shall indemnify the Borrower for the difference, if any, between (i) the aggregate interest paid by the Borrower to the Administrative Agent in accordance with the immediately preceding sentence less (ii) the aggregate interest which actually accrued on such amount prior to its return to the Administrative Agent.

             2.14 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and

(b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to Section 2.17.

             2.15 Other Costs; Increased Costs. (a) The Borrower agrees to pay to each Bank which requests compensation under this Section 2.15(a) (by written notice to the Borrower through the Administrative Agent), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Bank, so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Bank may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any Eurodollar Loans), an additional amount (determined by such Bank and promptly notified to the Borrower) representing such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Bank shall determine) of the actual costs, if any, incurred by such Bank while such Eurodollar Loans were outstanding as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day while such Eurodollar Loans were outstanding:

                  (i) the principal amount of the relevant Eurodollar Loans made by such Bank outstanding on such day; and

                  (ii) the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loans, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and

                  (iii) a fraction the numerator of which is one and the denominator of which is 360.

            (b) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section 2.16 and changes in the rate of tax on the overall net income of such Bank);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise described in Section 2.15(a); or

                  (iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then the Borrower shall pay such Bank within 15 Business Days following demand therefor any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this
Section 2.15(b), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

            (c) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after prompt submission by such Bank to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Bank within 15 Business Days following demand therefor such additional amount or amounts as will compensate such Bank or such corporation for such reduction.

            (d) A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by the relevant Bank, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. The covenants contained in this Section 2.15 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. Any notice to be given by a Bank under this Section 2.15 after termination of this Agreement shall be effective only if given within 120 days after such Bank becomes aware or should have become aware of the events giving rise to such notice.

             2.16 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Bank, (i) net income taxes, franchise and branch profit taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Bank (excluding a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein, (ii) any taxes, levies, imposts, duties, charges, fees, deductions or withholdings arising after the Closing Date, solely as a result of or attributable to the Administrative Agent or Bank (x) changing its designated lending office as of the Closing Date to a lending office located in any other jurisdiction or (y) designating an additional lending office located in any other jurisdiction and (iii) any taxes, levies, imposts, duties, charges, fees, deductions or withholdings in effect on the Closing Date (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the Administrative Agent or such Bank, as the case may be, a copy of any original official receipt that may be received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the receipts that may be received or other available documentary evidence, the Borrower shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank to the United States or other Governmental Authority as a result of any such failure. The agreements in this Section 2.16(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. If any Taxes constituting a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable, after the Closing Date, to such payments by the Borrower to the Administrative Agent or Bank, the Administrative Agent or such Bank shall use its best efforts to make, fund and maintain its Loans through another lending office of the Administrative Agent or such Bank in another jurisdiction so as to reduce, to the fullest extent possible, the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other office does not otherwise materially adversely affect such Loans or the Administrative Agent or such Bank.

            (b) Prior to the first Interest Payment Date, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Administrative Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to this Section 2.16 to the Administrative Agent or any Bank that fails to furnish any form or statement that it is required to furnish in accordance with this Section 2.16(b) and, to the extent required by law, the Borrower shall be entitled to deduct Taxes from the payments owed to such Bank or the Administrative Agent. In the event that the Borrower is required to pay any Bank any additional amount or indemnify any Bank pursuant to Section 2.16(a) (subject to the provisions of Section 2.17) and no change in lending office is made in accordance with the last sentence of Section 2.16(a), after the Borrower makes such payment, such Bank shall transfer, in accordance with the procedures set forth in Section 11.6(c), its Loans and Commitment to a Bank selected by the Borrower with the approval of such transferor Bank and the Administrative Agent (not to be unreasonably withheld).

             2.17 Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (d) the making of a voluntary or involuntary prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto or (e) the conversion of Eurodollar Loans to ABR Loans pursuant to Section 2.12 or 2.14 on a day which is not the last day of the Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate setting forth the computation of any amount payable pursuant to the foregoing sentence submitted by a Bank, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

             2.18 Purpose. The proceeds of the Loans shall be used by the Borrower solely to finance (i) the buildout of the Satellite Project and (ii) interest payments on the Loans and (iii) working capital needs.

            SECTION 3. REPRESENTATIONS AND WARRANTIES

            In order to induce the Banks to enter into this Agreement and to make the Loans herein provided for, the Borrower hereby represents and warrants to the Administrative Agent and to each Bank that:

            3.1 Financial Condition. (a) The consolidated balance sheet of the Borrower as at December 31, 1994 and the related consolidated statements of operations, of partners' capital and of cash flows for the fiscal period ended on such date, reported on by Deloitte & Touche and (b) the unaudited consolidated balance sheet of the Borrower as at September 30, 1995 and the related unaudited consolidated statements of operations and of cash flows for the fiscal quarter ended on such date, copies of which have heretofore been furnished to each

Bank, are complete and correct in all material respects and present fairly (except, with respect to interim reports, for normal year-end adjustments) the consolidated financial condition of the Borrower as at such date, and the consolidated results of their operations and cash flows for the fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Such financial statements, taken together, disclose, in accordance with GAAP, all material contingent liabilities and liability for taxes, long-term leases and unusual forward or long-term commitments of the Borrower and its Subsidiaries.

             3.2 No Change. Since December 31, 1994 (a) there has been no change in the business, operations, property or financial or other condition of the Borrower or any of its Subsidiaries which has or could reasonably be expected to have a Material Adverse Effect, and (b) no dividends or distributions have been declared, paid or made upon any Equity Interests of the Borrower nor have any shares or other units of Equity Interests of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries except as permitted by Section 6.6.

             3.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the partnership or corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign partnership or corporation, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

             3.4 Power; Authorization; Enforceable Obligations. Each of the Borrower and its Subsidiaries has the partnership or corporate, as the case may be, power and authority and the legal right to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary partnership or corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder on the terms and conditions of this Agreement. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents, other than those which have been obtained or made and are in full force and effect, including, but not limited to, the license granted on January 31, 1995 by the Federal Communications Commission authorizing the construction, launch and operation of the Satellite Project in the United States, provided that this sentence shall not apply to the Feeder Link Licenses. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of each Loan Party (other than Lockheed Martin) party thereto. This Agreement constitutes and each other Loan Document (other than the Lockheed Martin Guarantee), when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

             3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or a Subsidiary is a party, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation applicable to the Borrower or of any of the Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

             3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of the Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

             3.7 No Default. Neither the Borrower nor any of the Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

             3.8 Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property, and none of such property is subject to any Lien, except as permitted in Section 7.3 and except where the failure to have such title could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

             3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or are licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property"), necessary for the conduct of its business as currently contemplated except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

             3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

             3.11 Taxes. Each of the Borrower and the Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the Subsidiaries, as the case may be, and other than those the non-payment of which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect); and no federal income tax liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges, except any such claims which could not reasonably be expected to have a Material Adverse Effect.

             3.12 Federal Regulations. No part of the proceeds of any Loans hereunder will be used for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

             3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan which has resulted or could reasonably be expected to result in a liability to the Borrower or any Subsidiary in excess of $1,000,000, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed, by more than $5,000,000, the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, where such liability could, in the aggregate, reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

             3.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

             3.15 Subsidiaries. The Borrower has no Subsidiaries other than Foreign Subsidiaries and other than Subsidiaries which are Guarantors.

             3.16 Environmental Matters. Each of the representations and warranties set forth in paragraphs (a) through (e) of this Section 3.16 is true and correct with respect to each parcel of real property owned or operated by the Borrower or any Subsidiary (the "Properties"), except to the extent that (i) the facts and circumstances giving rise to such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect or
(ii) the Borrower and the Subsidiaries are fully indemnified against any liabilities which may result from any such failure to be so true and correct:

            (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

            (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

            (c) Neither the Borrower nor any of the Subsidiaries has received any written complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is threatening to deliver to the Borrower or any of the Subsidiaries any such notice.

            (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location in violation of any Environmental Law.

            (e) There are no governmental, administrative actions or judicial proceedings pending or (to the knowledge of the Borrower) contemplated under any Environmental Laws to which the Borrower or any of the Subsidiaries is or (to the knowledge of the Borrower) will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

             3.17 Full Disclosure. All information (other than projections) heretofore furnished by or on behalf of the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. All projections heretofore furnished by or on behalf of the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such projections hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Bank will be, prepared in good faith based upon reasonable assumptions. The Borrower has disclosed to the Banks in writing any and all facts which could reasonably be expected to have a Material Adverse Effect.

             3.18 Solvency. (a) Immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds thereof, the Borrower will be solvent, as defined under applicable creditors' rights and fraudulent conveyance laws.

            (b) The Borrower does not intend to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

             3.19 Security Interests; Guarantees. All Obligations (and, if applicable, the obligations of a Subsidiary under any guarantee referred to in the last sentence of this Section ) are secured on at least a pari passu and equal and ratable basis by all collateral securing all outstanding Additional Buildout Indebtedness. The Security Documents are effective to create a perfected security interest in, and enforceable Lien on, all such collateral to the extent permitted under applicable law for the benefit of the Administrative Agent and the Banks. Insofar as any of such outstanding Additional Buildout Indebtedness is owed by or guaranteed by a Subsidiary of the Borrower, such Subsidiary has guaranteed payment of the Obligations.

            Notwithstanding the foregoing, the representations and warranties set forth in clause (a) of Section 3.2 and in this Section 3.19 shall not be required to be made prior to the Release Date and shall be deemed to be made on the Release Date and on each Borrowing Date thereafter.

            SECTION 4. CONDITIONS PRECEDENT

            4.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder and the effectiveness of this Agreement are subject to the satisfaction of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement duly executed and delivered by the Borrower, the Administrative Agent and each Bank, (ii) for the account of each Bank requesting the same, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, and (iii) each of the Original Loral Guarantee and the Subsidiary Guarantees, each executed by a duly authorized officer of each Loan Party party thereto.

            (b) Legal Opinions. The Administrative Agent shall have received, with a photocopy counterpart for each Bank, (i) an opinion of Willkie, Farr & Gallagher, counsel to the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit B-1, (ii) an opinion of Eric J. Zahler, Esq., General Counsel of Loral, dated the Closing Date and addressed to the

Administrative Agent and the Banks, substantially in the form of Exhibit B-2, and given on the express instructions of Loral and (iii) an opinion of Michael
B. Targoff, Esq., Senior Vice President and Secretary, acting as counsel to the Borrower, dated the Closing Date and addressed to the Agents and the Banks, substantially in the form of Exhibit B-3, and given on the express instructions of the Borrower.

            (c) Closing Certificate. The Administrative Agent shall have received, with a photocopy counterpart for each Bank, a Closing Certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C-1 with respect to the Borrower and its Subsidiaries and C-2 with respect to Loral, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent and its counsel, executed by a Responsible Officer of such Loan Party.

            (d) Projections. The Administrative Agent shall have received, with a photocopy counterpart for each Bank, financial projections and assumptions with respect to the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the Termination Date, all in a form satisfactory to the Administrative Agent.

            (e) No Proceeding or Litigation; No Injunctive Relief. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, no action, suit, proceeding or investigation by any Governmental Authority shall have been threatened and no Requirement of Law shall have been enacted or proposed, in each case as of the Closing Date (i) seeking to restrain, prevent or change the transactions contemplated by this Agreement (including the Satellite Project) in whole or in part or questioning the validity or legality of the transactions contemplated by this Agreement or seeking damages in connection with such transactions or (ii) which could reasonably be expected to have a Material Adverse Effect.

            (f) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by a Responsible Officer of the Borrower or other appropriate Person) of all consents, licenses and governmental and third party approvals (excluding the Feeder Link Licenses) (i) required as of the Closing Date in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents and the borrowings contemplated hereunder, or (ii) required in connection with the Satellite Project if the failure to obtain such consents, licenses or approvals, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Such consents, licenses and approvals shall be in full force and effect and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Satellite Project or the financing thereof.

            (g) Audited Financial Statements of the Borrower. The Administrative Agent shall have received, with a copy for each Bank, the audited financial statements described in Section 3.1(a) and the audited financial statements of Loral and its Subsidiaries as at March 31, 1995 described (by reference) in
Section 9 of the Original Loral Guarantee, which financial statements shall have been reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit.

            (h) Unaudited Financial Statements. The Administrative Agent shall have received, with a copy for each Bank, (i) the unaudited consolidated financial statements of the Borrower and its Subsidiaries described in Section 3.1(b), and (ii) the unaudited consolidated financial statements of Loral and its Subsidiaries described (by reference) in Section 9 of the Original Loral Guarantee, which financial statements shall have been prepared in accordance with GAAP.

            (i) Lien Searches. The Administrative Agent shall have received, with a copy for each Bank, the results of a recent lien search in each of the jurisdictions and offices where assets of the Borrower are located or recorded and such searches shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted under Section 6.3 hereunder.

            (j) Indebtedness; Restrictions. The terms and conditions of any Indebtedness and Contingent Obligations (including, without limitation, maturities, interest rates, prepayment and redemption requirements, covenants, defaults, remedies, security provisions and subordination provisions) of the Borrower or any of the Subsidiaries to remain outstanding after the Closing Date shall be satisfactory to the Banks in all respects as of the Closing Date, and the Banks shall be satisfied as of the Closing Date that the Borrower and its Subsidiaries are not subject to contractual or other restrictions that would be violated by this Agreement or the transactions contemplated hereby.

            (k) New Developments. As of the Closing Date there shall not have occurred any change, or development or event involving a prospective change, which in either case in the opinion of the Banks could reasonably be expected to have a Material Adverse Effect.

            (l) Undisclosed Information. As of the Closing Date the Banks shall not have become aware of any previously undisclosed materially adverse information with respect to (i) the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or of Loral and its Subsidiaries taken as a whole, (ii) the Satellite Project,
(iii) the ability of any Loan Party to perform its obligations under this Agreement, the Notes or any other Loan Document or (iv) the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

            (m) Fees. The Administrative Agent and the Banks shall have received all fees and expenses required to be paid on or before the Closing Date.

            (n) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date.

            (o) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans requested to be made on such date, if any.

            (p) Additional Documents. The Administrative Agent shall have received each additional document, instrument, legal opinion or item of information reasonably requested by it on or prior to the Closing Date, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Loan Party or any Subsidiaries may then be a party.

            (q) Additional Matters. All partnership, corporate and other proceedings and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent as of the Closing Date, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request on or prior to the Closing Date.

            4.2 Conditions to all Loans. The obligation of each Bank to make any Loan to be made by it hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

            (a) Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to each Loan Document shall be true and correct on and as of such date as if made on and as of such date except to the extent they expressly relate to an earlier date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by each Loan Party as of the date of such borrowing that the conditions contained in this Section 4.2 have been satisfied.

            SECTION 5. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of the Subsidiaries to:

            5.1 Financial Statements. Furnish to each Bank:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, of partners' capital and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without qualification arising out of the scope of the audit or, after commencement of operation of the Satellite Project, a "going concern" or like qualification or exception, by independent certified public accountants of nationally recognized standing; and

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower and its consolidated Subsidiaries for such quarter (except as to statements of cash flow) and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous periods, certified by a Responsible Officer (subject to normal year-end audit adjustments); all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            5.2 Certificates; Other Information. Furnish to each Bank:

            (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 6.1, 6.2, 6.6 and, if applicable, 7.1;

            (c) within five days after the same are sent, copies of all financial statements and reports which are sent to shareholders of Globalstar Telecommunications Limited, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (d) annually a report as to the status of the buildout of the Satellite Project, including the actual costs and projected costs to completion of the Satellite Project, the number of subscribers to the Satellite Project and a comparison of such costs against the Borrower's projections delivered pursuant to subsection 4.1(d), such report to be in a form satisfactory to the Administrative Agent;

            (e) at least annually, a report prepared by the chief financial officer of the Borrower updating the projections provided pursuant to Section 4.1(d);

            (f) promptly after execution thereof, copies of each amendment, waiver, supplement or other modification of or affecting those provisions of the Lockheed Martin Credit Agreement incorporated by reference in Sections 9 and 10 of the Lockheed Martin Guarantee; and

            (g) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

            5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (other than Indebtedness and Contingent Obligations, which shall be beyond the scope of this Section 5.3), except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

            5.4 Conduct of Business and Maintenance of Existence. Engage solely in activities directly related to the Satellite Project and preserve, renew and keep in full force and effect its partnership or corporate, as the case may be, existence and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply in all material respects with all material Contractual Obligations (other than Indebtedness and Contingent Obligations, which shall be beyond the scope of this Section 5.4) and material Requirements of Law (except for Environmental Laws, which shall be governed by Section 5.8), except as otherwise expressly permitted by this Agreement; and obtain and maintain in full force and effect all material consents, licenses and approvals necessary for the completion and operations of the Satellite Project and for the continuing operations of the Borrower and its Subsidiaries.

            5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies or through a formal self-insurance program insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, provided that in any event the Borrower will maintain at least the insurance coverage set forth in Schedule 5.5; and furnish to each Bank, upon written request, full information as to the insurance carried.

            5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, subject to applicable governmental security and secrecy regulations and Section 10.14, permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired with prior notice to the Borrower (which can have a representative present if it so chooses), and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with Responsible Officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

            5.7 Notices. Promptly give notice (to be confirmed promptly in writing) to the Administrative Agent and each Bank:

            (a) of the occurrence of any Default or Event of Default;

            (b) of any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) of any litigation or proceeding affecting the Borrower or any Subsidiary in which the amount involved is $5,000,000 or more and not covered by insurance; or in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect;

            (d) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan which could reasonably be expected to result in any liability to the Borrower or any Subsidiary in excess of $1,000,000 or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan. The Borrower shall deliver to the Administrative Agent and each Bank a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action that the Borrower or Commonly Controlled Entity proposes to take with respect thereto;

            (e) of any change in a Rating; and

            (f) of any material change in the business, operations, property or financial or other condition of the Borrower or any of its Subsidiaries.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

            5.8 Environmental Laws.

            (a) Comply with, and require compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required by a Governmental Authority under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

            (c) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive termination of the Commitments and repayment of the Loans and all other amounts payable hereunder.

             5.9 Additional Subsidiary Guarantors. If any Person shall become a Subsidiary of the Borrower, cause such Subsidiary (other than a Foreign Subsidiary) to promptly thereafter execute and deliver a Guarantee in favor of the Administrative Agent in substantially the form of Exhibit F, each of which Guarantees shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent and its counsel.

             5.10 Material Terms of Other Agreements Being More Restrictive. If the Borrower or any Subsidiary enters into any agreement which contains provisions that are materially more restrictive when taken as a whole than the comparable provisions of this Agreement and the other Loan Documents, such more restrictive provisions shall automatically be incorporated by reference in this subsection 5.10, mutatis mutandis, and the Borrower and its Subsidiaries shall deliver such confirmatory amendments to the Loan Documents to incorporate such more restrictive provisions in the Loan Documents, on terms satisfactory to the Administrative Agent.

            SECTION 6. NEGATIVE COVENANTS

            The Borrower hereby agrees that so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Bank or the

Administrative Agent hereunder, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

            6.1 Financial Condition Covenants. (a) Revenues. Permit the Borrower's consolidated revenues for fiscal year 1999 to be less than $100,000,000.

            (b) Maintenance of Consolidated Net Worth. Permit Consolidated Net Worth on the last day of any fiscal quarter prior to the Release Date to be less than $200,000,000.

            (c) Fixed Charge Coverage. Permit for any period of four consecutive fiscal quarters ending prior to the Release Date (and commencing June 30, 1998) the ratio of (i) the sum of Consolidated Net Income for such period plus income taxes deducted in determining such Consolidated Net Income plus Consolidated Fixed Charges for such period to (ii) Consolidated Fixed Charges for such period to be less than 2.0 to 1.0, provided that for the Borrower's fiscal quarter ending on (A) June 30, 1998, such ratio shall be calculated for the fiscal quarter then ended, (B) September 30, 1998, such ratio shall be calculated for the two consecutive fiscal quarters then ended and (iii) December 31, 1998, such ratio shall be calculated for the three consecutive fiscal quarter then ended and provided further that for the fiscal quarter ending on June 30, 1998, such ratio shall not be less than 1.5 to 1.0.

            (d) Maximum Leverage. Permit the aggregate of the Additional Buildout Indebtedness outstanding, the Loans outstanding and the unused Commitments under this Agreement to be greater than $1,200,000,000 (net of interest accretion on non-cash pay Additional Buildout Indebtedness and escrowed interest on overfunded issuances relating to Additional Buildout Indebtedness).

            6.2 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness under this Agreement;

            (b) Subordinated Debt;

            (c) unsecured Indebtedness incurred in the ordinary course of business consistent with prior practice in respect of commercial and standby letters of credit issued by any financial institution to secure contractual commitments to its customers;

            (d) Indebtedness owed by a Wholly Owned Subsidiary Guarantor to another Wholly Owned Subsidiary that is a Subsidiary Guarantor; and Indebtedness owed to the Borrower by a Wholly Owned Subsidiary that is a Subsidiary Guarantor; and Indebtedness owed by the Borrower to a Wholly-Owned Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary;

            (e) unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 outstanding at any time;

            (f) unsecured vendor financing committed to the Borrower on the date hereof and set forth on Schedule 6.2;

            (g) additional unsecured vendor financing having terms satisfactory to the Administrative Agent;

            (h) Additional Buildout Indebtedness, provided that on and after the Release Date the representation and warranty contained in Section 3.19 is true with respect to such Additional Buildout Indebtedness;

            (i) Indebtedness of a Subsidiary Guarantor which is acquired after the Closing Date which Indebtedness exists at the time of such acquisition and is not created in anticipation of such acquisition; and

            (j) Indebtedness consisting of obligations under Financing Leases of the Borrower incurred to finance the acquisition of fixed or capital assets in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

            6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

            (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the appropriate Subsidiary, as the case may be, in accordance with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings;

            (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation and deposits securing liabilities to insurance carriers under insurance and self-insurance agreements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other Liens incurred in the ordinary course of business which do not secure Indebtedness and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiaries;

            (f) Liens upon real and/or personal property, which property was acquired after the Closing Date by the Borrower or any Subsidiary in the ordinary course of business, each of which Liens was created solely for the purpose of securing Indebtedness incurred for the purpose of financing such acquisition or for the purpose of securing any refinancings or renewals thereof; provided, that no such Lien shall extend to or cover any property of the Borrower or any such Subsidiary other than the respective property so acquired and improvements thereon, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by the board of directors of the Borrower) of the respective property at the time it was acquired;

            (g) Liens created pursuant to Section 2.7(c);

            (h) Liens which secure Additional Buildout Indebtedness, provided that from and after the Release Date the representation and warranty contained in Section 3.19 is true with respect to such Additional Buildout Indebtedness; and

            (i) Liens securing Indebtedness of the Borrower permitted by Section 6.2(j) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness,
(iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property.

            6.4 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation, except:

            (a) the Subsidiary Guarantees;

            (b) the Borrower may guarantee the obligations of each Subsidiary Guarantor;

            (c) Subsidiary Guarantors may guarantee Additional Buildout Indebtedness of the Borrower; and

            (d) Subsidiaries may guarantee payment of the Obligations.

            6.5 Limitation on Fundamental Changes. (a) Enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) except that any Subsidiary may be merged or consolidated (i) with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) with or into any one or more Wholly Owned Subsidiaries (including any entity that, after giving effect to such merger or consolidation, is a Wholly Owned Subsidiary) other than a Wholly Owned Subsidiary domiciled outside the United States of America (provided that the Wholly Owned Subsidiary shall be the continuing or surviving corporation); or

            (b) convey, sell, lease, transfer or otherwise dispose of any assets in a transaction or series of related transactions, except that:

                  (i) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary (other than a Wholly Owned Subsidiary domiciled outside the United States of America);

                  (ii) the Borrower or any Subsidiary may sell, lease, transfer or otherwise dispose of inventory in the ordinary course of business;

                  (iii) the Borrower or any Subsidiary may sell, transfer or otherwise dispose of Cash Equivalents in exchange for a comparable amount of cash and/or Cash Equivalents; and

                  (iv) the Borrower or any Subsidiary may sell or otherwise dispose of obsolete or worn out property in the ordinary course of business having an aggregate value not to exceed $5,000,000 for all such transactions.

Notwithstanding the foregoing, the Borrower may transfer assets to Subsidiary Guarantors and may transfer the Service Provider Agreements to Foreign Subsidiaries.

            6.6 Limitation on Restricted Payments. Declare or make any distributions on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any Equity Interests of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or permit any Subsidiary to make any payment on account of, or purchase or otherwise acquire, any Equity Interests of the Borrower or any Subsidiary from any Person or pay any interest on the Borrower's subordinated obligations described in the definition of "Partner Guarantor Fee Agreement" (all of the foregoing shall collectively be referred to as "Restricted Payments"), except that, so long as no Default or Event of Default has occurred and is continuing or would result from the making of such Restricted Payment, the Borrower may make a Restricted Payment
(a) if the sum of (i) such Restricted Payment plus (ii) the Restricted Payments made from the Closing Date through any date of determination, shall not exceed an amount equal to 50% of the aggregate Consolidated Net Income from January 1, 1996, through the end of the fiscal quarter immediately preceding such date of determination, (b) consisting of Qualified Equity Interests. The value of any distributions made other than of cash and the value of any Investments made other than in cash shall be the value determined in good faith by the General Partners' Committee of the Borrower and evidenced by a resolution of such Committee or (c) in respect of Preferred Equity Interests.

            6.7 Investments. Make, commit to make or maintain any Investment, except:

            (a) Investments by the Borrower or Subsidiaries in Wholly Owned Subsidiary Guarantors and in the Borrower;

            (b) Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), and notes receivable, arising or acquired in the ordinary course of business;

            (c) Investments in Cash Equivalents; and

            (d) Excluded Employee Loans;

            (e) the Borrower may transfer the Service Provider Agreements to the Foreign Subsidiaries;

            (f) Investments in Foreign Subsidiaries; provided that the aggregate amount of all such investments (whether cash or property, as valued at the time each such investment is made) shall not exceed (net of any return representing return of capital of (but not return on) any such investment) $15,000,000 at any time; and

            (g) Investments in Persons other than Subsidiaries made in connection with the Satellite Project; provided that the aggregate amount of all such investments (whether cash or property, as valued at the time each such investment is made) shall not exceed (net of any return representing return of capital of (but not return on) any such investment) $15,000,000 at any time.

            6.8 Limitation on Optional Payments and Modifications of Subordinated Debt and Other Debt Instruments. (a) Make any optional payment or prepayment prior to scheduled maturity on or optional redemption or purchase prior to scheduled maturity of any Subordinated Debt or other Indebtedness (other than the Loans and the Additional Buildout Indebtedness), provided that this clause (a) shall not prohibit the Borrower from consummating any such transactions if the sole consideration therefor is Qualified Equity Interests, or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of, any Subordinated Debt or other Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), provided that this subsection shall not prohibit the refinancing of any Subordinated Debt or Additional Buildout Indebtedness (the "Original Debt") with other Subordinated Debt or Additional Buildout Indebtedness (the "Replacement Debt"), respectively, as long as (i) the terms of the Replacement Debt are not more restrictive than the comparable provisions of the Original Debt, (ii) the Replacement Debt shall mature no earlier than the maturity date of the Original Debt, (iii) the interest rate on the Replacement Debt shall be a market rate determined on the date of issuance of the Replacement Debt and (iv) Subordinated Debt may only be replaced with other Subordinated Debt.

            6.9 Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate (other than a Wholly Owned Subsidiary) or enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate, except any transaction or contract disclosed on Schedule 6.9 (including any modification or amendment to any such transaction or contract that, in the reasonable judgment of the Borrower, is no less favorable to the Borrower than such transaction or contract) and any transaction or contract which is in the ordinary course of the Borrower's business and which is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate (which, prior to the Release Date, shall be determined in the reasonable judgment of the Borrower), provided that this Section shall not prohibit the Partner Guarantor Fee Arrangement.

            6.10 Partnership Documents. Amend or terminate, or permit the amendment or termination of, the Partnership Agreement or other organizational documents of the Borrower and its Subsidiaries in any material respect adverse to the Banks.

            6.11 Restrictions on Subsidiaries. Permit any Wholly Owned Subsidiary to enter into any agreement which prohibits or restricts the ability of such Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in, or measured by, its profits, owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (ii) make loans or advances to the Borrower or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Borrower or any of its Wholly Owned Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(A) the terms of this Agreement and the terms of Additional Buildout Indebtedness provided that such terms are no more restrictive than those set forth in this Agreement, (B) applicable law, (C) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (D) the terms of purchase money obligations for property acquired in the ordinary course of business, but only to the extent that such purchase money obligations restrict or prohibit the transfer of the property so acquired and (E) any encumbrance or restriction existing under any agreement which refinances or replaces the agreements for Additional Buildout Indebtedness described in clause (A); provided, that the terms and conditions of any such encumbrances or restrictions contained in any such agreement referred to in this clause (E) constitute no greater encumbrance or restriction on the ability of any Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets other than those under or pursuant to the agreement evidencing the Indebtedness or obligations refinanced.

            6.12 Restrictive Agreements. Enter into or with any Person any agreement which restricts the ability of the Borrower or its Subsidiaries to perform any of their obligations under the Loan Documents.

            SECTION 7. ADDITIONAL NEGATIVE COVENANTS

            The Borrower hereby agrees that on and after the Release Date, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Bank or any Administrative Agent hereunder, that in addition to compliance with the covenants contained in
Section 6, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

            7.1 Financial Condition Covenants. (a) Maintenance of Consolidated Net Worth.

            (b) Maintenance of Consolidated Net Worth Permit Consolidated Net Worth on the last day of any fiscal quarter on or after the Release Date to be less than the sum of (X) $300,000,000 plus (Y) 50% of Consolidated Net Income, if positive, for the period from January 1, 1996 to the last day of such fiscal quarter.

            (c) Fixed Charge Coverage. Permit for any period of four consecutive fiscal quarters ending after the Release Date the ratio of (i) the sum of Consolidated Net Income for such period plus income taxes deducted in determining such Consolidated Net Income plus Consolidated Fixed Charges for such period to (ii) Consolidated Fixed Charges for such period to be less than
3.0 to 1.0.

            (d) Maximum Leverage. Permit the Leverage Ratio on the last day of any fiscal quarter on or after the Release Date to be greater than (i) 5.0 to
1.0 during 1999 and (ii) 4.0 to 1.0 thereafter.

            7.2 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, except for such transactions occurring after the Closing Date with respect to property having an aggregate value for all such transactions not in excess of $5,000,000.

            7.3 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

            SECTION 8. EVENTS OF DEFAULT

            Upon the occurrence of any of the following events:

            (a) Prior to the Release Date:

                  (i) The Borrower shall fail to pay any principal of any Loans when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loans, or any fee or other amount payable hereunder, within five days after any such amount becomes due in accordance with the terms thereof or hereof; or

                  (ii) Any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (iii) The Borrower shall default in the observance or performance of any agreement contained in Section 6 (other than Section 6.1 prior to the Release Date) or 7;

                  (iv) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than Section 6.1 prior to the Release Date), and such default shall continue unremedied for a period of 30 days; or

                  (v) The Borrower or any of its Subsidiaries shall (A) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created and (I) the aggregate principal amount of (x) all such Indebtedness equals or exceeds $1,000,000 or (y) all such Contingent Obligations equal or exceed $5,000,000 and (II) (a) the effect of such default is to cause such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable or (b) such Indebtedness is otherwise due or such Contingent Obligation is otherwise payable; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or such Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

                  (vi) (A) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (I) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (II) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (A) above which (I) results in the entry of an order for relief or any such adjudication or appointment or (II) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or
(E) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (vii) (A) Any Guarantee (including any Partner Cash Collateral Agreement) shall cease, for any reason, to be in full force and effect (except for the Guarantee Release) or any Guarantor shall so assert or (B) the Lien created by any of the Partner Cash Collateral Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (viii) A Change in Control shall occur; or

                  (ix) An Event of Default under Section 11 of the Lockheed Martin Guarantee shall occur.

            (b) From and After the Release Date:

                  (i) Any of the events described in the preceding paragraph (a) shall have occurred other than (A) any of such events described in paragraph
(a)(ii) relating to Lockheed Martin or (B) an event described in paragraph
(a)(vii) or (a)(ix); or

                  (ii) The Borrower or any of its Subsidiaries shall (A) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created and (I) the aggregate principal amount of (x) all such Indebtedness equals or exceeds $1,000,000 or
(y) all such Contingent Obligations equal or exceed $5,000,000 and (II) the effect of such default is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or such Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

                  (iii) (A) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the


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
termination of such Plan for purposes of Title IV of ERISA, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (E) the Company or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Required Banks, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

                  (iv) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (v) The Borrower or its Subsidiaries shall cease to hold or fail to obtain on any date required any material consent, license or authorization (other than the Feeder Link Licenses) required for the continued operation of their business or for the construction, completion and operation of the Satellite Project; or

                  (vi) (A) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (B) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or (C) on and after the Release Date the representation and warranty contained in Section 3.19 shall not be true.

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (a)(vi) above, both prior to and after the Release Date, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken, without prejudice to the rights of any Bank to enforce its claims against the Borrower: (i) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            SECTION 9. THE ADMINISTRATIVE AGENT

             9.1 Appointment. Each Bank hereby irrevocably designates and appoints Chemical as the Administrative Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Chemical, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

             9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by any of them with reasonable care.

             9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement and the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or in the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Loan Document, or to inspect the properties, books or records of any Loan Party.

             9.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Banks or the Required Banks, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Banks or the Required Banks, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

             9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

             9.6 Non-Reliance on the Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Loan Party, and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and/or decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and/or other condition and creditworthiness of each Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness any Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

             9.7 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement and the other Loan Documents, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any such amount with respect to which the Banks have indemnified the Administrative Agent is recovered from the Borrower, the Administrative Agent shall return the amount so recovered to the Banks which so indemnified the Administrative Agent, but without interest, unless the Borrower has paid


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
interest. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

             9.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

             9.9 Successor Administrative Agent. The Administrative Agent may resign as such upon 10 days' notice to the Banks and the Borrower; provided, that such resignation shall not become effective until a successor Administrative Agent is appointed in accordance with this Section 9.9. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and any references to the Administrative Agent herein or any other Loan Document shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as such, the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

            SECTION 10. MISCELLANEOUS

             10.1 Amendments and Waivers. None of this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. With the written consent of the Required Banks, the Administrative Agent, on behalf of the Banks, and the applicable Loan Party may, from time to time, enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement and the other Loan Documents or changing in any manner the rights of the Banks or of the applicable Loan Party hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the scheduled maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or reduce the principal amount of any Loan, or increase the amount or extend the expiry date of any Bank's Commitment, in each case without the written consent of each Bank affected thereby, and in the case of any extension of the Termination Date, the written extension of the time of payment of interest on any Loan in an aggregate amount exceeding $15,000,000 for more than six months or the extension of the Commitment Period, without the written consent of Lockheed Martin or (b) [INTENTIONALLY OMITTED], or (c) approve a financial institution as an issuer of an Acceptable Letter of Credit without the written consent of the Majority Banks or (d) amend, modify or waive any provision of this Section 10.1, or reduce the percentage specified in the definitions of Required Banks or Majority Banks, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under the Loan Documents, or release amounts in the Cash Collateral Account other than in accordance with Section 2.7, in each case without the written consent of all the Banks, or amend, modify or waive any provision of this Section 10.1 that requires the consent of Lockheed Martin without the written consent of Lockheed Martin or (e) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent or (f) increase the Commitments hereunder except in accordance with Section 2.6 or (g) amend the definition of Release Date, release the Lockheed Martin Guarantee, the Subsidiary Guarantee, any Letter of Credit (except on the Release Date and, with respect to any Letter of Credit only, except if such Letter of Credit is being replaced by an Acceptable Letter of Credit in an equal stated amount) or all or substantially all of the Collateral, in each case without the written consent of all of the Banks and Lockheed Martin or (h) amend Section 2.2 or Section 2.6(a) or Section 2.6(c) without the written consent of Lockheed Martin. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Loan Parties, the Banks, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

             10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telex


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notice, when sent, answerback received, addressed as follows in the case of the
Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                  The Borrower:

                              Globalstar, L.P.
                              3200 Zanker Road
                              P.O. Box 640670
                              San Jose, California  95164
                              Attention:  Vice President-Finance
                              Telecopy: 408-473-5548

                  with a copy to:

                              Lockheed Martin Corporation
                              6801 Rockledge Drive
                              Bethesda, Maryland 20817
                              Attention: Treasurer

                  The Administrative
                    Agent:

                              Chemical Bank
                              270 Park Avenue
                              New York, New York 10017
                              Attention:  James Treger
                              Telecopy: 212-270-7138

                  with a copy to:

                              Chemical Bank Agent
                              Bank Services Group
                              Grand Central Tower
                              140 East 45th Street, 29th Floor
                              New York, New York  10017
                              Attention:  Sandra Miklave
                              Telecopy: 212-622-0002

; provided, that any notice, request or demand to or upon the Administrative Agent or the Banks pursuant to Sections 2.3, 2.6, 2.7 and 2.8 shall not be effective until received.

             10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in

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 the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

             10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

             10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay all fees and expenses of the Arranger and the Agent as set forth in the separate letter agreement dated October 16, 1995 with the Borrower, (b) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (c) to pay or reimburse each Bank and the Administrative Agent for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent and to the several Banks (including, without limitation, the allocated costs of in-house counsel), (d) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (e) to pay or reimburse the Administrative Agent for all its reasonable costs, expenses and charges in connection with the opening and administration of the Partner Collateral Accounts, and (f) to pay, indemnify, and hold each Bank, the Arranger and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance, syndication and administration of this Agreement, the other Loan Documents and any such other documents and the use or proposed use of proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, the Arranger or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the

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Administrative Agent, the Arranger or any such Bank, as the case may be. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

             10.6 Successors and Assigns; Participations; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank. Sections 2.2 and 2.6 and Clauses (a), (d) (g) and
(h) of Section 10.1 shall inure to the benefit of and be enforceable by Lockheed Martin to the extent provided therein.

            (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, the Commitment of such Bank or any other interest of such Bank hereunder; provided, that if the Participant is not an Affiliate of such Bank or another Bank, such Bank shall obtain the prior consent of the Borrower and the Administrative Agent to such sale of participating interests (which consent shall not be unreasonably withheld or delayed); and provided further, that such Bank shall reserve solely unto itself, and shall not grant to any Participant, any part or all of its right to agree to the amendment, modification or waiver of any of the terms of this Agreement, its Note, any other Loan Document or any document related thereto, except to the extent that such amendment, modification or waiver would reduce the principal of, or interest on, the Loans or any fees payable hereunder, in each case to the extent subject to such participation, or postpone the date of the final maturity of, or any date fixed for any payment of interest on, the Loans, in each case to the extent subject to such participation. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the Borrower, and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

            (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, and (if the Purchasing Bank is not an Affiliate of such Bank or an existing Bank) with the prior consent of the Borrower and the Administrative Agent (which shall not be unreasonably withheld or delayed), at any time sell to one or more banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank and such transferor Bank, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that (i) if the Purchasing Bank is not an Affiliate of such Bank or an existing Bank any sale of Loans shall be in an amount equal to at least $7,500,000 (pro rated downward ratably in connection with permanent reductions of the aggregate Commitments) and (ii) after giving effect thereto, such Bank shall have Commitments and Loans aggregating at least $7,500,000 (pro rated downward ratably in connection with permanent reductions of the aggregate Commitments) unless all of such Bank's Commitments and Loans are sold. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer
Supplement, to be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment
Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. If requested by the Purchasing Bank and/or the transferor Bank, on or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Purchasing

Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, a new Note to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Note surrendered by the transferor Bank shall be returned by the Administrative Agent to the Borrower marked "cancelled". Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, the consent of the Borrower shall not be required, and, unless requested by the assignee and/or the assigning Bank, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in paragraph (a)(vi) of Section 8 shall have occurred and be continuing.

            (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of a Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Administrative Agent, the Banks and the Borrower.

            (f) The Borrower authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Loan Parties and their affiliates which has been delivered to such Bank by or on behalf of any such Loan Party pursuant to this Agreement or the other Loan Documents or which has been delivered to such Bank by or on behalf of any Loan Party in connection with such Bank's credit evaluation of the Borrower and its affiliates prior to becoming a party to this Agreement; provided, that such Transferee or prospective Transferee agrees in writing to be bound by the confidentiality provisions set forth in Section 10.14 hereof.

            (g) If, pursuant to this Section 10.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and an Internal Revenue Service Form W-8 or W-9 or successor applicable form (wherein such Transferee claims exemption from United States backup withholding tax) and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Borrower) a new Form 4224 or 1001 or Form W-8 or W-9 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding and backup withholding tax exemptions.

            (h) Nothing herein shall prohibit any Bank from pledging or assigning any Loan, either directly or through the principal banking subsidiary of the bank holding company which owns such Bank, to any Federal Reserve Bank in accordance with applicable law.

             10.7 Adjustments; Set-off. (a) If any Bank (a "benefitted Bank") shall receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect of its Loans (in each case whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (a)(vi) of Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans or interest thereon, or Loans or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Banks provided by law, each Bank (and its Affiliates, to the extent permitted by law) shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank (or any such Affiliate) to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

            10.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

            10.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.11 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            10.12 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

            10.13 Integration. This Agreement represents the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.14 Confidentiality. The Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement or any other Loan Document which has been identified as such by a Loan Party in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure reasonably required by a bona fide prospective Purchasing Bank or Participant in connection with the contemplated transfer of any Note or participation therein

(subject to such prospective Purchasing Bank's or Participant's compliance with Section 10.6(f) hereof) or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                    GLOBALSTAR, L.P.

                                    By:  LORAL/QUALCOMM SATELLITE
                                          SERVICES L.P., as Managing
                                          General Partner

                                    By:  LORAL/QUALCOMM PARTNERSHIP,
                                          L.P., as General Partner

                                    By:  LORAL GENERAL PARTNER, INC.,
                                          as General Partner

                                    By:  /s/ Nicholas Moren
                                       -----------------------------------
                                          Title: Vice President


                                    CHEMICAL BANK, as
                                      Administrative Agent and as
                                      a Bank
                                    By:  /s/ Richard C. Swith
                                       -----------------------------------
                                       Title: Vice President


                                    BANK OF AMERICA ILLINOIS

                                    By:  /s/ Steve Aronowitz
                                       -----------------------------------
                                       Title: Vice President


                                    MORGAN GUARANTY TRUST
                                     COMPANY OF NEW YORK

                                    By:  /s/ Diana H. Imhof
                                       -----------------------------------
                                       Title: Vice President


                                    THE BANK OF NEW YORK

                                    By:  /s/ Ken Sneider
                                       -----------------------------------
                                       Title: Vice President


                                    THE BANK OF NOVA SCOTIA

                                    By:  /s/ J. Alan Edwards
                                       -----------------------------------
                                       Title: Authorized Signatory

                                    BARCLAYS BANK PLC

                                    By:  /s/ John C. Livingston
                                       -----------------------------------
                                       Title: Director


                                    BAYERISCHE LANDESBANK
                                       GIROZENTRALE

                                    By:  /s/ Peter Obermann
                                       -----------------------------------
                                       Title: Senior Vice President

                                    By:  /s/ Wilfried Freudenberger
                                       -----------------------------------
                                       Title: Executive Vice President


                                    BANQUE NATIONALE de PARIS

                                    By:  /s/ Richard L. Sted
                                       -----------------------------------
                                          Title: Senior Vice President

                                    By:  /s/ Thomas N. George
                                       -----------------------------------
                                          Title: Vice President


                                    THE CHASE MANHATTAN BANK, N.A.

                                    By:  /s/ Richard C. Smith
                                       -----------------------------------
                                          Title: Vice President


                                    CIBC INC.

                                    By:  /s/ Marisa Harney
                                       -----------------------------------
                                          Title: Director


                                    CITICORP USA, INC.

                                    By:  /s/ Marjorie Futornick
                                       -----------------------------------
                                       Title: Vice President


CREDIT LYONNAIS                     CREDIT LYONNAIS
  CAYMAN ISLAND BRANCH                NEW YORK BRANCH

By:  /s/ Credit Lyonnais            By:  /s/ Credit Lyonnais
   ---------------------------         -----------------------------------
      Title:                                       Title:


                                    CREDIT SUISSE

                                    By:  /s/ J. Hamilton Crawford
                                       -----------------------------------
                                       Title: Associate

                                    By:  /s/ Michael C. Mast
                                       -----------------------------------
                                       Title: Member of Senior
                                                Management


                                    THE DAI-ICHI KANGYO BANK,
                                    LIMITED, NEW YORK BRANCH

                                    By:  /s/ Kim P. Lehry
                                       -----------------------------------
                                       Title: Vice President


                                    THE FUJI BANK, LIMITED
                                      NEW YORK BRANCH

                                    By:  /s/ Teiji Teramoto
                                       -----------------------------------
                                       Title: Vice President


                                    BAYERISCHE HYPOTHEKEN-UND WECHSEL-
                                    BANK AKTIENGESELLSCHAFT, NEW YORK
                                    BRANCH

                                    By:  /s/ Christine Eleik
                                       -----------------------------------
                                       Title: Vice President


                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED - NEW YORK BRANCH

                                    By:  /s/ John V. Veltri
                                       -----------------------------------
                                       Title: Senior Vice President


                                    LTCB TRUST COMPANY

                                    By:  /s/ Rene O. LeBlanc
                                       -----------------------------------
                                       Title: Senior Vice President


                                    MELLON BANK, N.A.

                                    By:  /s/ David N. Smith
                                       -----------------------------------
                                       Title: Vice President


                                    THE MITSUBISHI TRUST AND
                                      BANKING CORPORATION

                                    By:  /s/ Patricia Loret de Mola
                                       -----------------------------------
                                       Title: Senior Vice President

                                    NATIONAL CITY BANK

                                    By:  /s/ Joseph D. Robinson
                                       -----------------------------------
                                       Title: Vice President


                                    NATIONSBANK, N.A.

                                    By:  /s/ Mary E. Mandanas
                                       -----------------------------------
                                       Title: Vice President


                                    PNC BANK, NATIONAL ASSOCIATION

                                    By:  /s/ PNC Bank
                                       -----------------------------------
                                       Title:


                                    ROYAL BANK OF CANADA

                                    By:  /s/ John D. Page
                                       -----------------------------------
                                       Title: Senior Manager


                                    ISTITUTO BANCARIO SAN PAOLO
                                      DI TORINO S.P.A.

                                    By:   Wendell Jones
                                       -----------------------------------
                                       Title: Vice President

                                    By:   Roberto Gorlier
                                       -----------------------------------
                                       Title: First Vice President


                                    THE SANWA BANK, LIMITED

                                    By:  /s/ Dominic J. Sorresso
                                       -----------------------------------
                                       Title: Vice President


                                    SOCIETE GENERALE

                                    By:  /s/ Bruce Drossman
                                       -----------------------------------
                                       Title: Vice President


                                    THE SUMITOMO BANK, LIMITED

                                    By:  /s/ The Sumitomo Bank
                                       -----------------------------------
                                       Title:


                                    By:  /s/ Herman White, Jr.
                                       -----------------------------------
                                       Title: Vice President

                                    TORONTO DOMINION (TEXAS), INC.


                                    By:  /s/ Toronto Dominion
                                       -----------------------------------
                                       Title:


                                    THE YASUDA TRUST & BANKING
                                    COMPANY, LIMITED


                                    By:  /s/ Ron Longinswater
                                       -----------------------------------
                                       Title: Joint General Manager